Exhibit 4.1

VECTOR GROUP LTD.
AND EACH OF THE GUARANTORS PARTY HERETO
11% SENIOR SECURED NOTES DUE 2015

SECOND SUPPLEMENTAL INDENTURE
Dated as of September 1, 2009
To
INDENTURE
Dated as of August 16, 2007
As supplemented by First Supplemental Indenture dated as of July 15, 2008

U.S. BANK NATIONAL ASSOCIATION
as Trustee and as Collateral Agent

SECOND SUPPLEMENTAL INDENTURE
     SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), dated as of September 1, 2009, among Vector Group Ltd., a Delaware corporation (the “Company”), the Guarantors listed on the signature pages hereto (the “Guarantors”) and U.S. Bank, National Association, as Trustee (the “Trustee”) and as Collateral Agent (the “Agent”).
W I T N E S S E T H
     WHEREAS, the Company and the Guarantors have heretofore executed and delivered an Indenture, dated as of August 16, 2007 (the “Base Indenture”), as supplemented by a First Supplemental Indenture dated as of July 15, 2008 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) providing for the initial issuance by the Company of its Initial Notes (as defined below);
     WHEREAS, Section 9.01 of the Base Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture from time to time without the consent of the Holder (as defined in the Base Indenture) to provide for the issuance of Additional Notes (as defined in the Base Indenture) in accordance with the limitations set forth in the Base Indenture;
     WHEREAS, all things necessary to make the New Notes (as defined below), when executed by the Company and authenticated and delivered by the Trustee and issued upon the terms and subject to the conditions set forth herein and in the Indenture against payment therefor, the valid, binding and legal obligations of the Company and to make this Second Supplemental Indenture a valid, binding and legal agreement of the Company and the Guarantors, have been done;
     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and each Guarantor, the Trustee and the Agent mutually covenant and agree for the equal and ratable benefit of the holders of the Additional Notes as follows:
SECTION I
DEFINITIONS
     All Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture. The rules of interpretation set forth in the Indenture shall be applied here as if set forth in full herein.
     “Initial Notes” means the $165 million aggregate principal amount of Notes issued under the Indenture on August 16, 2007.
     “New Notes” means up to $85 million aggregate principal amount of Additional Notes (other than the Initial Notes) issued under this Second Supplemental Indenture, as part of the same series as the Initial Notes.
     “Notes” means the Company’s 11% Senior Secured Notes due 2015. The Initial Notes and the New Notes will be part of the same series for all purposes under the Indenture and this Second Supplemental Indenture, and unless the context otherwise requires, all references to the Notes will include the Initial Notes and the New Notes.

SECTION II
AUTHORIZATION AND ISSUANCE OF ADDITIONAL NOTES
     A. The Company will be entitled, upon delivery of an Officers’ Certificate and an Opinion of Counsel, subject to its compliance with Section 4.09 of the Indenture, to issue the New Notes under this Second Supplemental Indenture which will have identical terms as the Initial Notes, other than with respect to the date of issuance and issue price. The Initial Notes and the Additional Notes issued will be treated as a single class for all purposes under the Indenture and this Second Supplemental Indenture including, but not limited to, Section 2.06.
     B. With respect to the New Notes, the Company will set forth in one or more resolutions of its Board of Directors and/or a designated committee thereof and an Officers’ Certificate, a copy of each which will be delivered to the Trustee, the following information:
     1. the aggregate principal amount of such New Notes to be authenticated and delivered pursuant to this Second Supplemental Indenture; and
     2. the issue price, the issue date and the CUSIP numbers of such New Notes.
SECTION III
EXECUTION AND AUTHENTICATION OF NEW NOTES
     The Trustee will, upon receipt of a written order of the Company signed by an Officer, authenticate New Notes for issue that may be validly issued under this Second Supplemental Indenture. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.07 of the Base Indenture.
SECTION IV
COLLATERAL AND SECURITY
     When issued in accordance with the Indenture and this Second Supplemental Indenture, the New Notes shall constitute Parity Lien Obligations. In accordance with Section 10.02 of the Indenture, all Parity Liens granted at any time by the Pledgors or VGR Holding shall secure, equally and ratably, all present and future Parity Lien Obligations and all proceeds of all Parity Liens granted at any time by the Pledgors or VGR Holding shall be allocated and distributed equally and ratably on account of the Parity Lien Debt and other Parity Lien Obligations.
SECTION V
REAFFIRMATION OF COLLATERAL DOCUMENTS
AND GRANT OF SECURITY INTEREST
     For value received, each of the Pledgors and VGR Holding hereby confirms, reaffirms and restates that it is bound by each of the Collateral Documents to which it is a party, and that each of the Collateral Documents to which such Pledgor and VGR Holding is a party and all of the Collateral described therein do and shall continue to secure payment of all amounts due under the Note Guarantees of the Pledgors and VGR Holding, respectively, and the performance of all Obligations of each of the Pledgors and VGR Holdings, respectively, to the Holders. Each of the Pledgors and VGR Holding that is a party to the Collateral Documents hereby reaffirms its grant of a security interest in the Collateral to the Collateral Agent securing its Note Guarantee subject in the case of the Liggett Guarantors to the terms of the Intercreditor Agreement and agrees that each of the Collateral Documents to which it is a party shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

SECTION VI
REAFFIRMATION OF GUARANTEES
     For value received, each Guarantor hereby confirms, reaffirms and restates that it, jointly and severally, unconditionally guarantees, to the extent set forth in the Indenture, (a) the due and punctual payment of the principal of, premium and Liquidated Damages, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 11 of the Base Indenture and reference is hereby made to the Base Indenture for the precise terms of the Note Guarantee.
SECTION VII
MISCELLANEOUS PROVISIONS
     A. The Trustee makes no undertaking or representation in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this Second Supplemental Indenture or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.
     B. On the date hereof, the Indenture shall be supplemented and amended in accordance herewith, and this Second Supplemental Indenture shall form part of the Indenture for all purposes, and the holder of every Note heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby. The Trustee accepts the trusts created by the Indenture, as amended and supplemented by this Second Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as amended and supplemented by this Second Supplemental Indenture.
     C. This Second Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture. The Indenture, as amended and supplemented by this Second Supplemental Indenture, shall be read, taken and construed as one and the same instrument and the all the provisions of the Indenture shall remain in full force and effect in accordance with the terms thereof and as amended and supplemented by this Second Supplemental Indenture.
     D. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.
     E. This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SIGNATURES
Dated as of September 1, 2009

THE COMPANY: VECTOR GROUP LTD.
By:	/s/ Richard J. Lampen
	Name:	Richard J. Lampen
	Title:	Executive Vice President

GUARANTORS: VGR HOLDING LLC
By:	/s/ Marc N. Bell
	Name:	Marc N. Bell
	Title:	Manager

LIGGETT GROUP LLC
By:	/s/ Ronald J. Bernstein
	Name:	Ronald J. Bernstein
	Title:	Manager/President and Chief Executive Officer

LIGGETT VECTOR BRANDS INC.
By:	/s/ Ronald J. Bernstein
	Name:	Ronald J. Bernstein
	Title:	President and Chief Executive Officer

VECTOR RESEARCH LLC
By:	/s/ Francis G. Wall
	Name:	Francis G. Wall
	Title:	Vice President and Chief Financial Officer

VECTOR TOBACCO INC.
By:	/s/ Francis G. Wall
	Name:	Francis G. Wall
	Title:	Vice President - Finance

LIGGETT & MYERS HOLDINGS INC.
By:	/s/ Marc N. Bell
	Name:	Marc N. Bell
	Title:	Vice President

LIGGETT & MYERS INC.
By:	/s/ Ronald J. Bernstein
	Name:	Ronald J. Bernstein
	Title:	President

100 MAPLE LLC
By:	/s/ Ronald J. Bernstein
	Name:	Ronald J. Bernstein
	Title:	Manager

V.T. AVIATION LLC
By:	/s/ Francis G. Wall
	Name:	Francis G. Wall
	Title:	Vice President - Finance

VGR AVIATION LLC
By:	/s/ Francis G. Wall
	Name:	Francis G. Wall
	Title:	Vice President - Finance

EVE HOLDINGS INC.
By:	/s/ Marc N. Bell
	Name:	Marc N. Bell
	Title:	Vice President

TRUSTEE: U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Richard Prokosch
	Name:	Richard Prokosch
	Title:	Vice President